Filed Pursuant to Rule 424(b)(3)
                                         Registration Statement
                                         on Form F-6 Registration No. 333-106564

                            (FORM OF FACE OF RECEIPT)

Number

                           PURSUANT TO THE PROVISIONS
                         OF THE TRUST AGREEMENT, HOLDERS
                       MAY NOT VOTE THE SHARES REPRESENTED
                      BY THE CERTIFICADOS DE PARTICIPACION
                                   ORDINARIOS

                                                      AMERICAN DEPOSITARY SHARES
                                                      (EACH REPRESENTING 9 CPOs)

                           AMERICAN DEPOSITARY RECEIPT
                                   EVIDENCING
                           AMERICAN DEPOSITARY SHARES
                                  representing
                    CERTIFICADOS DE PARTICIPACION ORDINARIOS
                       representing financial interest in
                              SERIES A COMMON STOCK
                                       OF

                       GRUPO RADIO CENTRO, S.A.B. DE C.V.

           (Incorporated under the laws of The United Mexican States)

            CITIBANK, N.A. a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), such Depositary's principal office being located at 111 Wall Street, New York, New York 10043, hereby certifies that
                                                        , or registered assigns,
is the owner of                     American Depositary Shares, representing
deposited Certificados de Participacion Ordinarios ("CPOs") (or, subject to the terms of the Deposit Agreement (as hereinafter defined) evidence of rights to


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


receive such CPOs) issued by GE Capital Bank, S.A., Institucion de Banca Multiple, GE Capital Grupo Financiero, Division Fiduciaria (such trustee or any successor trustee, the "CPO Trustee"). Each CPO represents financial interest in 1 (one) share of Series A Common Stock, without par value, of GRUPO RADIO CENTRO, S.A.B. DE C.V., a corporation organized under the laws of The United Mexican States (the "Company").


            At the date hereof each American Depositary Share represents nine
(9) CPOs deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Banco Nacional de Mexico miembro del Grupo Financiero Citigroup ("Banamex") (such custodian or any successor custodian, the "Custodian"). The ratio of-American Depositary Shares to CPOs is subject to change as provided in Article IV of the Deposit Agreement.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of June 30, 1993 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the CPOs deposited thereunder and any and all other securities, property and cash from time to time received in respect of such CPOs and held thereunder (such CPOs, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms used and not defined herein shall have the same meaning as in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

            (2) Surrender of Receipts and Withdrawal of Deposited
Securities. Upon surrender at the Principal Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented hereby, and upon receipt of payment of all fees (including the fee of the Depositary for cancellation of this Receipt), expenses, taxes, and governmental charges, if any, payable in connection with such surrender, and written instructions of the Holder of this Receipt, subject to the terms and conditions of the Deposit Agreement, the Trust, the Estatutos and to the provisions of or governing Deposited Securities, the Holder hereof is entitled to (a) physical delivery, to him or upon his order, of the Deposited Securities other than CPOs, at the time represented by this Receipt or (b) with respect to CPOs (and to other Deposited Securities that are issuable and transferable in book-entry


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

form, and cannot be withdrawn in certificated form), electronic transfer, through Indeval, of such deposited securities to an account in the name of the Holder or such other name as specified in such written instructions. In accordance with the terms of the Trust and the CPO Deed, holders of CPOs are not entitled to receive physical certificates evidencing such CPOs. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that-the forwarding of certificates evidencing Deposited Securities, if any, for such delivery at the Principal Office shall be at the risk and expense of the Holder hereof.

            (3) Transfers, Split-ups and Combinations. The transfer of this Receipt is registrable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt to the Principal Office of the Depositary properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by any applicable laws and upon compliance with such regulations, if any, as the Depositary may establish; provided, however, that, subject to article (23) of this Receipt, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian or the Company (on its own behalf or on behalf of the Trust) may require (a) payment from the depositor of CPOs, the presenter of a Receipt, Holder or the presenter of written instructions, of a sum sufficient to reimburse it for any tax or other governmental charge and any Share or CPO transfer or registration tax or fee with respect thereto (including any such tax, charge, or fee with respect to CPOs being deposited or withdrawn) and payment of any applicable fees as provided in article (6) of this Receipt,
(b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any laws or governmental regulations relating to American Depositary Receipts, the withdrawal of Deposited Securities and such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

            The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper in accordance with applicable laws and regulations and the terms of the Deposit Agreement.


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

            The delivery of Receipts against deposits of CPOs may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary, the CPO Trustee, Indeval, or the Company (or any other agent for the transfer and registration of CPOs or Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company, at any time or from time to time because of any requirement of law or of any governmental body or commission or in accordance with the Deposit Agreement, the Estatutos or the provisions of or governing Deposited Securities, or for any other reason.

            The Depositary and the Custodian may refuse to accept CPOs for deposit whenever notified that the Company has restricted transfer of such CPOs to comply with the disclosure requirements referred in Sections 2.06, 3.04 and
3.05 of the Deposit Agreement.

            Notwithstanding any provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instructions IA(1) to Form F-6 (as may be amended from time to time) under the Securities Act of 1933. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any CPOs or other Deposited Securities, which, if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the United States Securities Act of 1933, as from time to time amended, unless a registration statement is in effect as to such CPOs or other Deposited Securities.

            (4) Liability of Holder For Taxes. If any Mexican tax or other governmental charge or assessment imposed under applicable laws shall become payable with respect to any Deposited Securities represented hereby, such tax, other governmental charge or expense shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation to effect any transfer, split up or combination of this Receipt or any deposit or withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold or deduct any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, other governmental charge or expense, the Holder hereof remaining liable for any deficiency.

            (5) Warranties by Depositor. Each person depositing CPOs under the Deposit Agreement shall be deemed thereby to represent and warrant that such CPOs and the Shares represented thereby and each certificate therefor, if any, are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights, if any, and that the person making such deposit is duly authorized so to do. Such person shall also be deemed to represent (i) that CPOs deposited by that person are not Restricted Securities and (ii) that the deposit of CPOs or sale of Receipt by that person is not restricted, under the Securities Act of 1933. Such representations and warranties shall survive the deposit of CPOs and issuance and cancellation of Receipts.

            (6) Charges of Depositary. The Depositary shall charge any party who makes a deposit or to whom Receipts are issued or any party who makes a withdrawal or who surrenders Receipts a fee of up to $5.00 or less per 100 American Depositary Shares (or portion thereof). In addition, the Depositary shall charge to the Holders a fee of up to $2.00 per 100 American Depositary Shares (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement (including, but not limited to, Sections 4.02 through 4.05 thereof). The foregoing charges shall not be imposed to the extent prohibited by the rules of any securities exchange on which the American Depositary Shares are admitted for trading. Holders will also pay such charges, taxes, and other expenses as specified in the Deposit Agreement and Exhibit B thereto.

            (7) Filing Proofs, Certificates, and Other Information. Any person presenting CPOs for deposit or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence or exchange control approval, if applicable, payment of all applicable Mexican taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities and, the terms of the Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest, or to provide information relating to the registration on the books of the Company or the Trust (or the appointed agent of the Company or the Trust for transfer and registration of CPOs including Indeval) of the CPOs presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary consistent with its obligations as thereunder. The Depositary may withhold execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary's satisfaction. The Depositary shall, upon the Company's written request, provide the Company and the CPO

Trustee, in a timely manner, with copies, or originals if necessary and appropriate, of (i) any such proofs and certificates which the Depositary receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Holders.

            (8) Disclosure of Interests. The Company, the Depositary or the Custodian may from time to time request Holders to provide information as to the capacity in which, they hold or held Receipts and regarding the identity of any other persons then or previously-interested in such Receipts and the nature of such interest and various other matters. Each such Holder agrees to provide promptly any such information after request by the Company, the Depositary or the Custodian pursuant to this article.

            (9) Ownership Restrictions. The Company may restrict transfers of the CPOs where such transfer might result in ownership of CPOs exceeding the limits under applicable law, the Trust or the CPO Deed, if any. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of CPOs represented by the American Depositary Shares owned by a single Holder to exceed the limits under any applicable law, the Trust or the CPO Deed, if any. The company may instruct the Depositary to take action at the Company's expense with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the CPOs represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law. Subject to Sections
5.03 and 5.08 of the Deposit Agreement, the Depositary shall use its reasonable efforts to comply with the Company's instructions as to Receipts in respect of any such enforcement or limitation and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such instructions.

            It is expressly acknowledged by the Holders that in accordance with the provisions governing the Trust and under Mexican Law, Holders and holders of CPOs are not entitled to withdraw the Shares underlying the CPOs for the term of duration of the Trust, and withdrawal of Shares will be made only by persons eligible to hold Shares, as provided in the Estatutos.

            (10) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a


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

negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

            (11) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

            (12) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and is required to accordingly file certain reports with the Commission. Such reports and information will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street (Room 1024), N.W., Washington, D.C. 20549.

Dated:

Countersigned                                    CITIBANK, N.A.,
                                                 as Depositary


By: ___________________________                  By: ___________________________
        Authorized Officer                                  Vice President

            The address of the Principal office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.


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(FORM OF REVERSE OF RECEIPT)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

            (13) Dividends and Distributions; Rights. Whenever the Custodian or the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary or the Custodian will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto and, subject to the provisions of the Deposit Agreement, as soon as practicable convert such dividend or distribution into United States dollars and will remit the amount thus received to the Depositary which shall, after fixing a record date pursuant to Section
4.07 of the Deposit Agreement, distribute such amount to the Holders of record on the Record Date, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively after deduction or upon payment of the fees, if any, and expenses of the Depositary; provided, however, that the Depositary (i) shall make appropriate adjustments in the amount so distributed in respect of any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution and (ii) the amount distributed will be reduced by any amounts required to be withheld by the Company, the CPO Trustee, the Depositary or the Custodian in respect of taxes or other governmental charges. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. If in the judgment of the Depositary, amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold (without liability for interest thereon) such balance for the account of, the Holders entitled thereto. If in the opinion of the Depositary any distribution other than cash or CPOs upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or


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

any part thereof, and the net proceeds of any sale (after deduction of any taxes and fees, if any, and expenses of the Depositary) will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of record of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of CPOs received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of CPOs represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional CPOs, Shares or any rights of any other nature and the Company or CPO Trustee as a holder of Shares shall offer or cause to be offered to the holders of CPOs the right to instruct the Company or the CPO Trustee, as the case may be, to subscribe for such holders' proportionate share of such additional Shares, CPOs, or other securities, the Depositary, after consultation with the Company, will have discretion as to whether such rights are to be made available to the Holders or in disposing of such rights on behalf of such Holders or in allowing such rights to lapse; provided, however, that the Depositary may, and if requested by the Company shall, either (a) make such rights available to all Holders or certain Holders but not others by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for the account of the Holder otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise and distribute such net proceeds to the extent practicable as in the case of cash dividends. If by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof).


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

            The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

            If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act of 1933 covering such offering is in effect, or (ii) unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933. The Company or the CPO Trustee shall have no obligation to register such rights or such securities under the Securities Act of 1933.


            (14) Record Dates. Whenever the Depositary shall receive notice from the Company or CPO Trustee of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued, or whenever for any reason the Depositary causes a change in the number of CPOs that are represented by each American Depositary Share with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of CPOs, Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary, after consultation with the Company, will fix a record date (which, to the extent practicable, shall be the same corresponding record date for CPOs or other Deposited Securities set by the Company, the CPO Trustee or Indeval) for the determination of the Holders who will be entitled to receive such dividend, distribution, rights or the net proceeds of the sale thereof, or changed number of CPOs, or to give instructions for the exercise of voting rights at any such meeting, or to receive such notice or solicitation, or to otherwise take action, or to give or withhold such consent, subject to the provisions of the Deposit Agreement.

            (15) Voting of Deposited Securities. Pursuant to the provisions of the Trust, Holders may not vote the Shares represented by the CPOs. The voting rights in respect of Shares underlying the CPOs may be voted only by the CPO Trustee, which is required under the Trust to vote the Shares in the same manner as holders of the majority of Shares that are not held in the Trust shall have voted such Shares at the relevant meeting. As soon as practicable after after receipt of notice pursuant to Section 5.06 of the Deposit Agreement of a CPO General Meeting (as hereinafter defined) or any meeting of holders of other Deposited Securities, the Depositary shall fix a record date, as provided in
Section 4.07 of the Deposit Agreement, for determining the Holders entitled to give instructions for the exercise of voting rights at a CPO General Meeting, if any, and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting (including any statement by the CPO Trustee requiring holders of CPOs to give notice of their intention to attend the meeting in person or by proxy), and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the Trust or Mexican law and of the Estatutos (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights at a CPO General Meeting, if any, pertaining to the number of CPOs or other Deposited Securities represented by their respective American Depositary Shares evidenced by their respective Receipts. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted the amount of Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request, or to cause such notice of intention to attend the meeting to be timely delivered to Indeval.

            The Depositary agrees not to, and shall ensure that the Custodian and each of their nominees do not, vote the CPOs or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt other than in accordance with such instructions from the Holder.

            Holders of CPOs representing at least 10% of the aggregate number of CPOs outstanding may request that the Common Representative call a meeting of holders of CPOs (a "CPO General Meeting"). Whenever any Holder gives a notice to the Depositary or the Custodian containing a request for a CPO General Meeting concerning any business of the Trust or at which holders of CPOs may be entitled to vote, the Custodian shall, as a holder of CPOs, give notice to the Common Representative containing such request in the same form as provided in the notice from such Holder. Such notice by the Custodian shall state that it is given in the Custodian's capacity as the holder of that number of CPOs represented by the American Depositary Shares evidenced by the Receipts held by such Holder.


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

            In order for holders of CPOs to be entitled to attend CPO General Meetings, such holders must request from Indeval, through an authorized depositary, not less than two days prior to the date fixed for the meeting, a deposit receipt and must submit such receipt with the institution designated for such purposes in the notice for such meeting on or before the date prior to the date fixed for the meeting. Persons appointed by an instrument in writing as proxy for a holder or holders of CPOs will be entitled to attend CPO General Meetings. Holders of Receipts will not be treated as holders of CPOs for these purposes.

            (16) Chances Affecting Deposited Securities. Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, any termination or reorganization of the Trust (whether or not a new or successor trust or CPO trustee is formed or appointed) upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any CPOs or any other securities which shall be received by the Depositary or a custodian in exchange for, in conversion of or replacement or otherwise in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the new Deposited Securities or CPOs so received in exchange, conversion, replacement or otherwise, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary (after consultation with the Company) may sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and shall allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

            (17) Reports; Inspection of Transfer Books. The Depositary will make available for inspection during business hours by Holders at its Principal office and at the principal office of each custodian copies of the Deposit Agreement, any notices, reports or communications received from the Company, the CPO Trustee or Indeval, including any proxy soliciting material, which are both
(a) received by the Depositary, the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company, the CPO Trustee or Indeval. The Depositary will also send to Holders copies of such notices, reports and communications when furnished by the Company or the CPO Trustee to the Depositary as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to' the Deposit Agreement or the Receipts.

            (18) Withholding. In connection with any distribution to Holders, the CPO Trustee, the Company or its agent or the Depositary or its agent, aso appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company or the CPO Trustee may reasonably request to enable the CPO Trustee or the Company or its agent to file necessary reports with governmental authorities or agencies, and the Custodian, the Depositary or the Company or its agents may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders. Notwithstanding any other provisions of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including CPOs or rights to subscribe therefor) is subject to any tax or other governmental charge or assessment which the Depositary or the Custodian is obligated to withhold, the Depositary may (after consultation with the Company) dispose of all or a portion of such property (including CPOs and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, charges or assessments by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes, charges or assessments to the Holders entitled thereto (and net of fees of the Depositary).

            (19) Liability of the Company and Depositary. Neither the Depositary, nor the Company, nor any of their directors, employees, agents or affiliates shall incur any liability to any Holder or any other person, if, by reason of any provision of any present or future law, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatutos, the Trust or the CPO Deed or the provisions of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, its agents or the Company, or its agents, shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the

Depositary or its agents or the Company or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, the Estatutos, the CPO Trust and the CPO Deed. Where, by the terms of a distribution pursuant to Sections 4.02, 4.03, or 4.04 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.05 'of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

            The Company and its agents assume no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons except that it agrees to perform its obligations set forth in the Deposit Agreement without negligence or bad faith.

            Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons (including without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its duties set forth in the Deposit Agreement without negligence or bad faith. Each of the Company and the Depositary and their respective agents undertakes to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement or this Receipt against the Company, the Depositary or their respective agents.

            Without limitation of the foregoing, neither the Depositary, nor any of its agents, nor the Company nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person by or on behalf of whom CPOs are presented for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its agents, and the Company and its agents may rely and shall be protected in acting or not acting upon any written notice, request or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

            The Company and the Depositary and their agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote or failure to vote, provided that such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

            Subject to the further terms and provisions of this article (19), Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive CPOs from the Company, the CPO Trustee, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company or the CPO Trustee, in respect of the CPOs. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of CPOs furnished on behalf of the holder thereof. In its capacity as Depositary, Citibank, N.A. shall not lend CPOs or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of CPOs pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver CPOs prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which CPOs may not have been received (any such issuance of Receipts or delivery of CPOs being a "Pre-Release"). The Depositary may receive Receipts in lieu of CPOs under (i) above and receive CPOs in lieu of Receipts under (ii) above. Each PreRelease shall be (a) accompanied by a written representation by the person or entity (the "Applicant") to whom Receipts are issued or CPOs delivered that at the time the Depositary issues such Receipts or delivers such CPOs, the Applicant or its customer owns the CPOs or Receipts to be delivered to the Depositary, (b) subject to a written representation by the Applicant or its customer that it will hold such CPOs or Receipts in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such CPOs or Receipts and deliver such CPOs or Receipts upon the Depositary's request on termination of the Pre-Release, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral off comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time generally will not exceed thirty percent (30%) of the Receipts issued by the Depositary and with respect to which CPOs are on deposit with the Depositary or Custodian and that the CPOs released by it pursuant to
(ii) above and outstanding at any time generally will not exceed 30% of the CPOs that remain on deposit with the Custodian; provided, however, that the Depositary reserves the right to change or disregard such limits from time to time as the Depositary deems appropriate. -The Depositary will also set limits with respect to the number of Receipts and CPOs involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

            The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral provided by an Applicant.

            (20) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days written notice of its election so to do delivered to the Company, such resignation to be effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 60 days written notice of such removal, such removal to be effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

            (21) Amendment of Deposit Agreement and Receipts. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby, except in order to comply with the mandating provisions of applicable law and the provisions governing CPOs. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with the mandating provisions of applicable law and the provisions governing CPOs.

            (22) Termination of Deposit Agreement. The Depositary will, at the written direction of the Company, at any time, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. At any time 60 days after (i) the Depositary shall have resigned, or (ii) the Company shall have given notice of the removal of the Depositary under the Deposit Agreement, and, in either case, a successor depositary shall not have been appointed and accepted its appointment, the Deposit Agreement shall automatically terminate on said 60th day after delivery of such notice. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges). At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the Holders not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting or charging such fees, expenses, taxes and charges as aforesaid). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Section 5.08 and 5.09 of the Deposit Agreement.

            Notwithstanding anything to the contrary in this article and the Deposit Agreement, unless otherwise extended by .the Company and the Depositary, the Deposit Agreement shall automatically terminate on the date of the termination of the Trust, unless CPOs are exchanged for CPOs issued pursuant to any Successor Trust in which case the provisions of Section 4.14 of the Deposit Agreement shall supersede any inconsistent provisions of Section 6.02 of the Deposit Agreement. The Depositary will not charge its deposit or withdrawal fees in case of exchange of CPOs for CPOs issued pursuant to any Successor Trust.

            (23) Compliance With U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

            (24) The CPO Trust. (a) GE Capital Bank, S.A., Institucion de Banca Multiple, GE Capital Grupo Financiero, Division Fiduciaria is CPO Trustee under the trust that was created under the Mexican Foreign Investment Law (Ley de Inversion Extranjera) to facilitate non-Mexican investment in the Company pursuant to a trust agreement dated as May 24, 1993 (such trust as amended on July 24, 1996, as amended and restated on June 27, 2003 and as amended from time to time thereafter and any successor trust thereto, the "Trust"). The Trust operates through Indeval, the central depositary for participants trading on the Mexican Securities Exchange, which maintains ownership records of the CPOs in book entry form. The principal executive office of the CPO Trustee is located, as of June 27, 2003, at Prol. Av. Reforma No. 490, 3 (degree) floor, Col. Santa Fe, 01210 Mexico, D.F. The terms of the Trust, upon which the Shares may be deposited and CPOs issued, are briefly described as follows (which description is qualified by, and subject to, the terms of the Trust, copies of which in Spanish and in an English translation are on file at the Depositary's Principal Office): (i) each CPO represents a financial interest in one Series A Share;
(ii) the voting rights in respect of Shares underlying the CPOs may be voted only by the CPO Trustee, which is required under the Trust to vote the Shares in the same manner as holders of the majority of the Shares that are not held in the Trust shall have voted such Shares at a shareholders' meeting; (iii) Holders of CPOs are entitled to certain limited voting rights with respect to the CPOs in accordance with Section 4.08 of the Deposit Agreement; (iv) cash distributions on the Shares are collected by the CPO Trustee and credited to the accounts of Holders of CPOs through Indeval not later than the business day following the day on which funds are received by Indeval; (v) any Shares resulting from dividends, splits or plans of reorganization will be held by the CPO Trustee who will hold such Shares in trust, and the CPO Trustee will distribute to Holders of CPOs, in proportion to their holdings, additional CPOs though Indeval at the same time as direct holders of Shares receive such securities (but only in the form of CPOs, to the extent available); (vi) subject to applicable law, the CPO Trustee may offer to Holders of CPOs the right to instruct the CPO Trustee to subscribe on such Holders' behalf additional Shares offered by the Company, although neither the CPO Trustee nor the Company is obligated to register such rights under the Securities Act of 1993; (vii) the current Trust will terminate on June 29, 2023 (unless the term is extended by amendment of the Trust) and upon such termination and the termination of any Successor Trust, the parties to the Trust anticipates that the CPOs will be exchanged for CPOs issued pursuant to a Successor Trust with terms similar to the then current Trust; (viii) Indeval participants may confirm their position on the Trust's transfer books through Indeval but may not inspect the same or obtain any list of Holders of CPOs; (ix) Holders of CPOs are not entitled to withdraw the Shares that are held in the Trust; (x) Mexican individuals and Mexican companies whose charters prohibit ownership of their voting securities by non-Mexican nationals may not hold CPOs; and (xi) the terms of the Trust limit the liability of the CPOs Trustee to the amount of the assets of the Trust. Fees or charges payable to the CPOs Trustee are not charged against Holders of CPOs.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

            If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.


            All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.